Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-120228 and 333-133394 on Forms S-8 of our report dated March 15, 2012, relating to the financial statements and financial statement schedule of Intersections Inc., and the effectiveness of Intersections Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Intersections Inc. for the year ended December 31, 2011.

Deloitte & Touche, LLP

McLean, Virginia

March 15, 2012